Exhibit 10.3

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

This Second Amendment to Asset Purchase Agreement (this “Agreement”) dated August 31, 2011, to be effective (except as provided below) as of August 12, 2011 (the “Effective Date”), is by and among Petron Energy Special Corp. (formerly Petron Energy II, Inc.), a Nevada corporation (the “Seller”), Restaurant Concepts of America Inc., a Nevada corporation (“Purchaser”), and Floyd L. Smith, an individual (“Seller Representative”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties previously entered into an Asset Purchase Agreement on August 12, 2011, pursuant to which Seller agreed to sell substantially all of its assets to Purchaser (the “Asset Purchase Agreement”), a copy of which is attached hereto as Exhibit A;

WHEREAS, the Parties previously entered into the First Amendment to Asset Purchase Agreement on August 15, 2011, pursuant to which the Parties modified and amended certain terms of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit B (the “First Amendment”);

WHEREAS, this Agreement shall not amend or modify any terms and conditions of the First Amendment, which shall stay in full force and effect following the Parties’ entry into this Agreement;

WHEREAS, capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement, unless the context requires otherwise;

WHEREAS, the Parties desire to amend, modify and add certain terms and conditions to the Asset Purchase Agreement (“Modifications and Amendments”); and

WHEREAS, the Parties desire to enter into this Agreement to affect the Modifications and Amendments to, the Asset Purchase Agreement, as set forth below pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1. Amendments and Modifications to Asset Purchase Agreement.

(a) The Parties agree to amend and modify the Asset Purchase Agreement to provide for the acquisition by the Purchaser of all of Seller’s right, title and interest in the equipment of Seller as set forth in greater detail on Exhibit A to the Asset Purchase Agreement (under the heading “The following Lease Equipment”) and the last page of Exhibit C to the Asset Purchase Agreement (under the heading “Equipment”)(collectively the “Equipment”)  prior to the date of the Closing (“Equipment Purchase”) as follows:

(i) The acquisition of the Equipment by the Purchaser shall occur immediately upon the Parties’ entry into this Agreement for aggregate consideration of 30,000 shares of the Purchaser’s restricted common stock (the “Equipment Shares”), which shall be issued to Purchaser concurrently with the Parties entry into this Agreement.

(ii) The issuance of the Equipment Shares in consideration for the Equipment shall reduce the total Common Stock Shares due at the Closing of the acquisition of the remaining Assets to be purchased pursuant to the Asset Purchase Agreement and payable to the Seller at the Closing of the Asset Purchase Agreement to 170,000 shares of restricted common stock.

(iii) The Equipment Purchase shall be treated for all purposes as a partial closing of the Asset Purchase Agreement, effective as of the date of the Parties’ entry into this Agreement, only as to the Equipment.

(iv) Notwithstanding the effectiveness of the Equipment Purchase, upon the Parties’ entry into this Agreement, the Seller agrees and hereby re-confirms and re-acknowledges the representations made by the Seller in the Asset Purchase Agreement relating to (a) the Common Stock Shares (including, but not limited to those representations made in Section 4.19 of the Asset Purchase Agreement)(treating the Equipment Shares for all purposes as Common Stock Shares for the purposes of such reconfirmations and acknowledgements); and (b) Seller’s ownership of, rights to and ability to sell and transfer the Equipment (which for purposes of the Asset Purchase Agreement were included in the definition of Assets as used throughout such agreement).

(v) Regardless of whether the Closing of the sale of the remaining Assets occurs pursuant to the terms and conditions of the Asset Purchase Agreement, the Equipment Purchase shall be considered final and effective as of the Parties’ entry into this Agreement.  In the event the Closing of the remaining Assets set forth in the Asset Purchase Agreement does not occur, the Asset Purchase Agreement and the representations and warranties made therein shall remain in full force and effect, effective only as to the Equipment Purchase.

(b) Notwithstanding the fact that the Closing has not yet occurred, and in partial consideration for the Equipment Purchase, the Purchaser hereby assumes all rights, liabilities and obligations under and the Seller hereby assigns all of its rights, liabilities and obligations under that certain:

(i) Management Services Agreement between Seller and ASL Energy Corp., dated August 8, 2011, a copy of which is attached hereto as Exhibit C; and

(ii) Asset Acquisition Agreement between Seller and ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties, dated August 8, 2011, a copy of which is attached hereto as Exhibit D (collectively Section 1(b)(i) and (ii), the “Assumed Agreements”).

(iii) Effective upon the Parties entry into this Agreement, the Assumed Agreements shall be considered assumed by and assigned to Purchaser for any and all purposes and any and all references therein to Seller shall automatically be modified to refer to Purchaser (the “Assumption”).

(iv) Seller shall have no further rights, obligations or liabilities under the Assumed Agreements (except as otherwise specifically set forth therein) following the effectiveness of the Assumption.

(c) Section 2.4 of the Asset Purchase Agreement is hereby amended and restated in its entirety by the following Section 2.4, which shall supersede and replace Section 2.4 of Asset Purchase Agreement and Section 2.4(b) of the Asset Purchase Agreement as amended by the First Amendment in their entirety:

 “2.4        Purchase Price.  In consideration ofor the purchase of the Assets, the Purchaser shall issue Seller an aggregate of:

(a) 200,000 restricted shares of the Purchaser’s common stock (the “Common Stock Shares”), of which 30,000 shares of common stock shall be issued in connection with the acquisition of Seller’s equipment by the Purchaser, pursuant to that certain Second Amendment to Asset Purchase Agreement dated August 31, 2011 (collectively the “Purchaser Stock” or the “Purchase Price”).”

(d) For the sake of clarity and in an abundance of caution, Section 2.4(b) of the Asset Purchase Agreement, as amended by the First Amendment, shall be removed in its entirety from the Asset Purchase Agreement.

(e) Section 2.9 of the Asset Purchase Agreement, as added to the Asset Purchase Agreement by the First Amendment is hereby amended and restated in its entirety by the following Section 2.9:

 “2.9           Employment Agreement.  A required term and condition of the Closing shall be the entry by the Purchaser into an Executive Employment Agreement with Floyd L. Smith (the “Employment Agreement”), pursuant to which Mr. Smith shall serve as President of the Company for a term of five years; be paid $200,000 per year in consideration; be granted stock options to purchase up to 120,000 shares of the Company’s common stock at an exercise price of $.39 per share (the “Options”, and such document evidencing the Options, the “Option Agreement”); and be issued 1,000 shares (representing all such shares) of a class of Preferred Stock (the “Preferred Stock”), which shall provide Floyd L. Smith the right, voting in aggregate and as a class, to vote 51% of the Purchaser’s outstanding voting shares on any and all shareholder matters; and shall include such other terms and conditions as the Seller may request, including, but not limited to the requirement that in the event Mr. Smith dies or becomes disabled within the first 18 months following the issuance of the shares of Preferred Stock to Mr. Smith; ASL Energy Corp. and or its assigns (with whom the Purchaser is required to enter into a Services Agreement as provided below as part of the Closing) shall have the right with 61 days prior notice to transfer the ownership of and/or the rights associated with such shares to ASL (the “Assignment Rights”).”

(f) The Deadline as defined in Section 3.1 of the Asset Purchase Agreement shall be amended and shall require that the Closing occur prior to October 15, 2011, as mutually agreed to be extended by the Parties from time to time.

2. Consideration.  Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3. Mutual Representations, Covenants and Warranties.  Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles; and

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected.

4. Further Assurances.  The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

5. Reconfirmation of Asset Purchase Agreement. Each Party hereby reaffirms all terms, conditions, covenants, representations and warranties made by such Party in the Asset Purchase Agreement, to the extent the same are not amended or modified hereby.

6. Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Asset Purchase Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Asset Purchase Agreement as modified or waived hereby.

7. Asset Purchase Agreement to Continue in Full Force and Effect.  Except as specifically modified or amended herein, the Asset Purchase Agreement and the terms and conditions thereof shall remain in full force and effect.

8. Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

9. Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

10. Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

11. Construction.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

12. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written to be effective as of the Effective Date.

"SELLER"

Petron Energy Special Corp.
(Formerly Petron Energy II, Inc.)
/s/ Floyd L. Smith
Floyd L. Smith
President

"PURCHASER"

Restaurant Concepts of America Inc.

/s/ Floyd L. Smith
Floyd L. Smith
President

“SELLER REPRESENTATIVE”

/s/ Floyd L. Smith
Floyd L. Smith
Individually